POWER OF ATTORNEY

Landec Corporation
3003 Haven Avenue Menlo Park, CA 94025
Ph:(650)306-1650 FX:(650)368-9818
Landec.com


I hereby constitute and appoint each of Gregory Skinner and Shelley Hilt as my true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned in the undersigned's capacity as an officer and/or director of Landec Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may he necessary or desirable to complete and execute any such Form 3,4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each of the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in tbe exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the under-signed might or could do if personally present, with full power of substitution or revocation, hereby ratifying and connfirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the under-signed's responsibilities to comply with Section 16 of the Act

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked hy the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.




By:

Print Name:	Catherine Sohn


Date:




32522490l